Exhibit 10.1
Boston Properties Limited Partnership
Two Hundred Nineteenth Amendment to
Second Amended and Restated Agreement of Limited Partnership

This Two Hundred Nineteenth Amendment (“Amendment”) is made as of June 20, 2024 by Boston Properties, Inc., a Delaware corporation, as general partner (the “General Partner” or the “Company”) of Boston Properties Limited Partnership, a Delaware limited partnership (the “Partnership”), for the purpose of amending the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated June 29, 1998, as amended (the “Partnership Agreement”). All capitalized terms used herein and not defined shall have the respective meanings assigned to them in the Partnership Agreement.

WHEREAS, the Company is the sole General Partner of the Partnership and holds approximately 89.0% of the Common Units held by Limited Partners;

WHEREAS, Section 14.1.B(4) of the Partnership Agreement permits the General Partner to amend the Partnership Agreement, without the consent of the Limited Partners, to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions;

WHEREAS, on June 20, 2024, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, as amended, to change the name of the Company from “Boston Properties, Inc.” to “BXP, Inc.” effective as of 12:00 a.m. EDT on July 1, 2024 (the “Effective Time”);

WHEREAS, the General Partner desires to amend the Partnership Agreement solely to reflect the change of the Company’s name to “BXP, Inc.”, effective as of the Effective Time; and

WHEREAS, pursuant to, and as permitted by, Section 14.1.B(4) of the Partnership Agreement, the General Partner has determined that consent of the Limited Partners is not required with respect to the matters set forth in this Amendment.

NOW, THEREFORE, the Partnership Agreement is hereby amended as follows:

1.All references to “Boston Properties, Inc.” in the Partnership Agreement are hereby deleted and replaced with “BXP, Inc.”

This Amendment shall become effective as of the Effective Time.

Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

GENERAL PARTNER:

BOSTON PROPERTIES, INC.

By: /s/ ERIC G. KEVORKIAN
Name: Eric G. Kevorkian
Title:     Senior Vice President, Chief Legal Officer & Secretary